SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2004

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired: None.

(b)	Pro Forma Financial Information: None

(c)	Exhibits: None

Item 12. Other Events and Required F.D. Disclosure

On April 1, 2004, CenterState Banks of Florida, Inc. issued a press release announcing that it has filed a registration statement for the sale of 675,627 shares of its common stock. The shares of common stock will be offered to holders of CenterState common stock, entitling them to purchase one share for each five shares held on a record date to be determined by the Company, rounded down to the nearest whole share. A copy of the press release is furnish with this Form 8-K.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
President and Chief Executive Officer

Date: April 1, 2004

3